UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2010

ABLEAUCTIONS.COM, INC.
(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 454 – 4111 Hastings Street
Burnaby, British Columbia Canada V5C 2J3
(Address of principal executive offices)

Registrant’s telephone number, including area code: 604-293-3933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 8.01.                      Other Events

As we disclosed in a Current Report on Form 8-K filed on July 17, 2009, on that date we entered into a Share Exchange Agreement with Abdul Ladha and Hanifa Ladha, Top Favour Limited (“Top Favour”) and the shareholders of Top Favour.

We and the other parties to the Share Exchange Agreement have agreed to conduct the closing of the share exchange and related transactions, including the initial closing of an equity financing in the gross amount of $7 million, on February 5, 2010 (the “Closing Date”).

Assuming the closing takes place as scheduled, trading in our common stock will be suspended by NYSE Amex prior to the opening of the market on February 8, 2010.  We anticipate that our post-transaction common stock will be quoted on the OTC Bulletin Board on February 8, 2010 or shortly thereafter.

On February 3, 2010 we issued a press release relating to the closing of the share exchange with Top Favour and the shareholders of Top Favour.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits

99.1	Press Release – Ableauctions Announces Closing Date of Acquisition of SinoCoking and Final Terms for Participants in Liquidating Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

Date: February 3, 2010	By:	/s/ Abdul Ladha
Abdul Ladha
Chief Executive Officer